UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUGAR CREEK FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

United States	To Be Applied For
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

28 West Broadway, Trenton, Illinois	62293-1304
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Title of each class to be so registered	Name of each exchange on which each class it to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-139332.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.01 Per Share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference to the portion of the Prospectus under the heading: “Description of Sugar Creek Financial Corp. Capital Stock,” filed on December 14, 2006 as part of the Registrant’s Registration Statement on Form SB-2, File No. 333-139332, as amended.

Item 2.	Exhibits.

1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

(a)	Charter

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2, File No. 333-139332, filed on December 14, 2006, as amended.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2, File No. 333-139332, filed on December 14, 2006, as amended.

(c)	Plan of Reorganization and Stock Issuance

Incorporated by reference to Exhibit 2.0 to the Registrant’s Registration Statement on Form SB-2, File No. 333-139332, filed on December 14, 2006, as amended.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to the Registrant’s Registration Statement on Form SB-2, File No. 333-139332, filed on December 14, 2006, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUGAR CREEK FINANCIAL CORP.
(Registrant)

Date: March 28, 2007	By:	/s/ Roberet J. Stroh, Jr.
Robert J. Stroh, Jr.
Chairman, Chief Executive Officer and Chief Financial Officer